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                                                                    Exhibit 21

Parent and Subsidiaries*

               Name                                                                State or Province of Incorporation
                                         -----------------------------------------------------------------------------------
               XTRA Corporation                                                    Delaware

               Subsidiary of XTRA Corporation
               XTRA Missouri, Inc.                                                 Delaware

               Subsidiary of XTRA Missouri, Inc.
               XTRA, Inc.                                                          Maine

               Subsidiaries of XTRA, Inc.
               XTRA Intermodal, Inc.                                               Delaware
               X-L-CO., INC.                                                       Delaware
               XLI, Inc.                                                           Delaware
               XTRA International Ltd.                                             Delaware

               Subsidiaries of XLI, Inc.
               Distribution International Corporation                              Delaware

               Subsidiaries of Distribution International Corporation
               Strick Canada Limited                                               Ontario
               XTRA Lease, Inc.                                                    Delaware

               *Certain inactive subsidiaries have been omitted.

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